AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER ("Plan") is made this 31st day of March 1999, among Worldwide Wireless Networks, Inc., a Nevada corporation ("WWN"); Pacific Link Internet, Inc., a California corporation, any and all of its subsidiaries and fictitious names (hereinafter collectively referred to as "Pacific") and its shareholders (hereinafter "Shareholders").

     WWN wishes to acquire one hundred percent (100%) of the issued and outstanding stock of Pacific for and in exchange for stock of WWN, in a stock for stock transaction intending to qualify as a tax-free exchange pursuant to
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended. The parties intend for this Plan to represent the terms and conditions of such tax-free reorganization, which Plan the parties hereby adopt.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IT IS AGREED:

                            Section 1

                        Terms of Exchange

     1.1 Number of Shares. Upon the execution hereof, the holders of all the issued and outstanding stock of Pacific agree to assign, transfer, and deliver to WWN, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature or description, all of their shares of Pacific stock, and WWN agrees to acquire such shares on the date thereof, or as soon as practicable thereafter, by issuing and delivering in exchange therefore solely common shares of WWN's stock, par value $0.001, in the aggregate of 7,000,000 shares, of the then authorized shares of WWN
subject to the provisions of this Plan.   Subsequent to the date hereof, the
Shareholders shall, upon the surrender of the Pacific certificates representing their respective beneficial and record ownership of one hundred percent (100%) of the issued and outstanding shares of Pacific to WWN, as soon as practicable hereafter, will receive a certificate(s) evidencing shares of the exchanged WWN stock as provided for herein. Upon the consummation of the transaction contemplated herein, WWN shall merge with Pacific and become the surviving corporation.

      1.2 Anti-Dilution. For all relevant purposes of this Plan, the number of WWN shares to be issued and delivered pursuant to this Plan shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in WWN common stock, which may occur between the date of the execution of this Plan and the date of the delivery of such shares.

     1.3 Delivery of Certificates. The Shareholders shall transfer to WWN at the closing provided for in Section 2 (the "Closing") the shares of common stock of Pacific listed opposite their respective names on Exhibit A hereto (the "Pacific shares") in exchange for shares of the common stock of WWN as outlined above in Section 1.1 hereof (the "WWN Stock"). All of such shares of WWN stock shall be issued at the closing to the Shareholders, in the numbers shown opposite their respective names in Exhibit "A." The transfer of Pacific shares by the Shareholders shall be effected by the delivery to WWN at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank with all necessary transfer taxes and other revenue stamps affixed and acquired at the Shareholders' expense.

     1.4 Further Assurances. Subsequent to the execution hereof, and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as WWN may request in order to more effectively sell, transfer and assign clear title and ownership in the Pacific shares to WWN.

                            Section 2

                             Closing

     2.1 Closing. The Closing contemplated by Section 1.3 shall be held at the law offices of Daniel W. Jackson, Esq. on or before April 1, 1999 or at such other time or place as may be mutually agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives. In any event, the closing of the transactions contemplated by this Plan shall be effected as soon as practicable after all of the conditions contained herein have been satisfied.

     2.2 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, rulings, or other instruments required by this Plan to be so delivered at or prior to Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transaction contemplated hereby.

     2.3 Mediation Arbitration. If a dispute arises out of or relates to this Plan, or the breach thereof, and if said dispute cannot be settled through direct discussions, the parties agree to first endeavor to settle the dispute in an amicable manner by mediation following under the Commercial Mediation Rules of the American Arbitration Association, before resorting to arbitration. Thereafter, any unresolved controversy or claim arising out of or relating this Plan, or breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the Award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

                            Section 3

         Representations, Warranties and Covenants of WWN

     WWN represents and warrants to, and covenants with, the Shareholders and Pacific as follows:

     3.1 Corporate Status. WWN is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. WWN has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the WWN schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of WWN's Articles of Incorporation or Bylaws. WWN has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     3.2 Capitalization. The authorized capital stock of WWN as of the date hereof consists of 25,000,000 common shares, par value $0.001. The common shares of WWN issued and outstanding are fully paid, non-assessable shares and have been issued in compliance with all applicable federal and state securities laws. As of the date hereof, there are 4,000,000 shares of common stock issued and outstanding. There are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of WWN's common stock or with regard to any options, warrants or other contractual rights to acquire any of WWN's authorized but unissued common shares. As of the Closing, WWN shall have not more than 10,000,000 shares issued and outstanding.

     3.3  Financial Statements.

     (a) WWN hereby warrants and covenants to Pacific that the audited financial statements for the year ended December 31, 1997, fairly and accurately represent the financial condition of WWN and that no material change has occurred in the financial condition of WWN since the date thereof.

     (b) WWN hereby warrants and represents that the audited financial statements for the periods set forth in subparagraph (a), supra, fairly and accurately represent the financial condition of WWN as submitted heretofore to Pacific for examination and review.

     3.4 Conduct of Business. WWN will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of Pacific, enter into any material commitments except in the ordinary course of business.

     WWN will conduct itself in the following manner pending the Closing:

     (a) Certificate of Incorporation and Bylaws. No change will be made in the Articles of Incorporation or Bylaws of WWN. Except as contemplated in
Section 3.14 of this Plan.

     (b)  Capitalization, etc.  Except as contemplated in Sections 3.14 and
3.15 of this Plan, WWN will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     3.5 Options, Warrants and Rights. WWN has no options, warrants or stock appreciation rights related to the authorized but unissued WWN common stock. There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued WWN common stock, except options, warrants, calls, or commitments, if any, to which WWN is not a party and by which it is not bound.

     3.6 Title to Property. WWN has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of WWN, and the properties and assets of WWN are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     3.7 Litigation. There are no material actions, suits, proceedings or investigations, pending, or, to the best knowledge of WWN, threatened by or against or effecting WWN at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; WWN does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     3.8 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, WWN and its present management will (i) give to the Shareholders and Pacific, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that the Shareholders and Pacific, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of WWN as the Shareholders and Pacific, or their duly authorized representatives, may reasonably request. Any such request to inspect WWN's books shall be directed to WWN's counsel, Daniel W. Jackson, at the address set forth herein under
Section 10.4 Notices.

     3.9 Confidentiality. Until the Closing (and thereafter if there is no Closing), WWN and its representatives will keep confidential any information which they obtain from the Shareholders or from Pacific concerning its properties, assets and the proposed business operations of Pacific. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on April 1, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, WWN will return to Pacific all written matter with regard to Pacific obtained in connection with the negotiations or consummation of this Plan.

     3.10 Conflict with Other Instruments. The transactions contemplated by this Plan will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which WWN was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of WWN.

     3.11 Corporate Authority. WWN has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder and will deliver to the Shareholders and Pacific, or their respective representatives, at the Closing, a certified copy of resolutions of its Board of Directors authorizing execution of this Plan by its officers and performance thereunder.

     3.12 Consent of Shareholders. WWN hereby warrants and represents that the Shareholders of WWN, being the owners of a majority of the issued and outstanding stock of the Corporation consented in writing to the authorization to execute this Agreement and Plan of Reorganization as between WWN and Pacific pursuant to a stock-for-stock transaction in which WWN would acquire one hundred percent of the issued and outstanding shares of Pacific in exchange for the issuance of a total of 7,000,000 common shares of WWN and thereby Pacific shall merge with and into WWN.

     3.13 Resignation of Directors. Upon the Closing, the current directors of WWN shall submit their resignations. Following the closing, the directors and officers of WWN shall be as follows:

        Jack Tortorice      President, Chief Executive Officer and Director
        Marilyn Tortorice   Secretary
        Susan Shen          Chief Financial Officer
        Dennis Shen         Director

      3.14 Authorized Capital. At the Closing, the Board of Directors of WWN will adopt a resolution to increase the authorized capital stock of the WWN from 25,000,000 common shares to 50,000,000.
     3.15 Special Covenants and Representations Regarding the Exchanged WWN Stock. The consummation of this Plan and the transactions herein contemplated include the issuance of the exchanged WWN shares to the Shareholders, which constitutes an offer and sale of securities under the Securities Act of 1933, as amended, and applicable states' securities laws. Such transaction shall be consummated in reliance on exemptions from the registration and prospectus requirements of such statutes which depend interalia on the circumstances under which the Shareholders acquire such securities. In connection with the reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, at the Closing, Shareholders shall cause to be delivered to WWN a Letter(s) of Investment Intent in the form attached hereto as Exhibit B and incorporated herein by reference.

     3.16 Undisclosed or Contingent Liabilities. WWN hereby represents and warrants that as of the Closing Date, it will have no undisclosed or contingent liabilities which have not been disclosed to Pacific in writing or in this Agreement or in any Exhibit attached hereto.

     3.17 Information. The information concerning WWN set forth in this Plan, and the WWN schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to Pacific in connection with this Plan.

     3.19 Title and Related Matters. WWN has good and marketable title to all of its properties, interests in properties, and assets, real and personal, which are reflected, or will be reflected, in the WWN balance sheets, free and clear of any and all liens and encumbrances.

     3.20 Contracts or Agreements. WWN is not bound by any material contracts, agreements or obligations which it has not already disclosed to Pacific in writing or in this Agreement or in any Exhibit attached hereto. True and correct copies of all such agreements have been delivered to Pacific prior to the Closing Date.

     3.21 Governmental Authorizations. WWN has all licenses, franchises, permits and other government authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof.

     3.22 Compliance with State and Federal Reporting Requirements. WWN is not nor has it ever been subject to the reporting requirements of section 12(g) of the Securities Exchange Act of 1934 or 15(d) of the Securities Act of 1933 (15 U.S.C. 78m or 78o (d)) and is not an investment company registered or required to be registered under the Investment Company Act of 1940 (15 U.S.C. 80a-1 et seq.). There is publicly available information concerning WWN as specified in paragraph (a)(5)(i) to (xiv), inclusive, and paragraph
(a)(5)(xvi) of Rule 15c2-11 under the Securities Exchange Act of 1934.

     3.23 Compliance with Laws and Regulations. WWN has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of WWN or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to Pacific. The foregoing includes compliance with the corporate laws of the State of Nevada with respect to all action taken by WWN.

     3.24 Approval of Plan. The Board of Directors of WWN has authorized the execution and delivery of this Plan by WWN and have approved the Plan and the transactions contemplated hereby. WWN has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     3.25 Investment Intent. WWN is acquiring the Pacific shares to be transferred to it under this Plan for the purpose of merging with Pacific and not with a view to the sale or distribution thereof, and WWN shall cancel the Pacific shares upon the completion of the merger.

     3.26 Unregistered Shares and Access to Information. WWN understands that the offer and sale of the Pacific shares have not been registered with or reviewed by the Securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal, state securities law administrator has reviewed or approved any disclosure or other material concerning Pacific or the Pacific shares. WWN has been provided with and reviewed all information concerning Pacific, the Pacific shares as it has considered necessary or appropriate as a prudent and knowledgeable investor to enable it to make an informed investment decision concerning the Pacific shares. WWN has made an investigation as to the merits and risks of its acquisition of the Pacific Shares and has had the opportunity to ask questions of, and has received satisfactory answers from, the officers and directors of Pacific concerning Pacific, the Pacific shares and related matters, and has had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the Pacific shares.

     3.27 Obligations. WWN is not aware of any outstanding obligations to any of its principal employees or consultants as of the Closing.

     3.28 WWN Schedules. WWN has delivered to Pacific the following items listed below, hereafter referred to as the "WWN Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of WWN on or about the date within the Plan is executed to certify that the WWN Schedules are true and correct.

     (a)  Copy of Articles of Incorporation, as amended, and Bylaws;

     (b)  Financial statements;

     (c)  Shareholder list;

     (d)  Resolution of Directors approving Plan;

     (e)  Officers' Certificate as required under Section 6.2 of the Plan;

     (f)  Opinion of counsel as required under Section 6.4 of the Plan;

     (g)  Certificate of Good Standing;

     (h)  Consent of Shareholders approving Plan.

                            Section 4

       Representations, Warranties and Covenants of Pacific

     Pacific represents and warrants to, and covenants with, the Shareholders and WWN as follows:

     4.1 Corporate Status. Pacific is a corporation duly organized, validly existing and in good standing under the laws of the State of California and was incorporated on September 22, 1997. Pacific has full corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business on all material respects as it is now being conducted, and there is no jurisdiction in which the character and location of the assets owned by it, or the nature of the business transacted by it, requires qualification. Included in the Pacific schedules (defined below) are complete and correct copies of its Articles of Incorporation and Bylaws as in effect on the date hereof. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Pacific's Articles of Incorporation or Bylaws. Pacific has taken all action required by law, its Articles of Incorporation, its Bylaws, or otherwise, to authorize the execution and delivery of this Plan.

     4.2 Capitalization. The authorized capital stock of Pacific as of the date hereof consists of 1,000,000 common shares. As of the date hereof all common shares of Pacific issued and outstanding are fully paid, non-assessable shares. Except for the option dated September 29, 1998 for 50,000 shares, there are no outstanding options, warrants, obligations convertible into shares of stock, or calls or any understanding, agreements, commitments, contracts or promises with respect to the issuance of Pacific's common stock or with regard to any options, warrants or other contractual rights to acquire any of Pacific's authorized but unissued common shares.

     4.3 Conduct of Business. Pacific will use its best efforts to maintain and preserve its business organization, employee relationships and goodwill intact, and will not, without the prior written consent of WWN, enter into any material commitments except in the ordinary course of business.

     Pacific agrees that Pacific will conduct itself in the following manner pending the Closing:

     (a) Certificate of Incorporation and Bylaws. No change will be made in the Certificate of Incorporation or Bylaws of Pacific.

     (b) Capitalization, etc. Pacific will not make any change in its authorized or issued shares of any class, declare or pay any dividend or other distribution, or issue, encumber, purchase or otherwise acquire any of its shares of any class.

     4.4 Title to Property. Pacific has good and marketable title to all of its properties and assets, real and personal, proprietary or otherwise, as will be reflected in the balance sheets of Pacific, and the properties and assets of Pacific are subject to no mortgage, pledge, lien or encumbrance, unless as otherwise disclosed in its financial statements.

     4.5 Litigation. Except as disclosed in the Pacific Schedules there are no material actions, suits, or proceedings, pending, or, to the best knowledge of Pacific, threatened by or against or effecting Pacific at law or in equity, or before any governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind; Pacific does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, warrant, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

     4.6 Books and Records. From the date hereof, and for any reasonable period subsequent thereto, Pacific and its present management will (i) give to WWN, or their duly authorized representatives, full access, during normal business hours, to all of its books, records, contracts and other corporate documents and properties so that WWN, or their duly authorized representatives, may inspect them; and (ii) furnish such information concerning the properties and affairs of Pacific as the Shareholders and Pacific, or their duly authorized representatives, may reasonably request.
Any such request to inspect Pacific's books shall be directed to Pacific's representative, at the address set forth herein under Section 10.4 Notices.

     4.7 Confidentiality. Until the Closing (and thereafter if there is no Closing), Pacific and its representatives will keep confidential any information which they obtain from the Shareholders or from Pacific concerning its properties, assets and the proposed business operations of Pacific. If the terms and conditions of this Plan imposed on the parties hereto are not consummated on or before 5:00 p.m. MST on April 1, 1999 or otherwise waived or extended in writing to a date mutually agreeable to the parties hereto, Pacific will return to WWN all written matter with regard to WWN obtained in connection with the negotiations or consummation of this Plan.

     4.8 Investment Intent. The Shareholders represent and covenant that they are acquiring the unregistered and restricted common shares of WWN to be delivered to them under this Plan for investment purposes and not with a view to the subsequent sale or distribution thereof, and as agreed, supra, the Shareholders, their successors and assigns agree to execute and deliver to WWN on the date of Closing or no later than the date on which the restricted shares are issued and delivered to the Shareholders, their assigns, or designees, an Investment Letter similar in form to that attached hereto as Exhibit B.

     4.9 Unregistered Shares and Access to Information. Pacific and the Shareholders understand that the offer and sale of WWN shares to be exchanged for the Pacific shares have not been registered with or reviewed by the securities and Exchange Commission under the Securities Act of 1933, as amended, or with or by any state securities law administrator, and no federal or state securities law administrator has reviewed or approved any disclosure or other material facts concerning WWN or WWN stock. Pacific and the Shareholders have been provided with and reviewed all information concerning WWN and WWN shares, to be exchanged for the Pacific shares as they have considered necessary or appropriate as prudent and knowledgeable investors to enable them to make informed investment decisions concerning the WWN shares, to be exchanged for the Pacific shares. Pacific and the Shareholders have made an investigation as to the merits and risks of their acquisition of the WWN shares, to be exchanged for the Pacific shares and have had the opportunity to ask questions of, and have received satisfactory answers from, the officers and directors of WWN concerning WWN shares to be exchanged for the Pacific shares and related matters, and have had an opportunity to obtain additional information necessary to verify the accuracy of such information and to evaluate the merits and risks of the proposed acquisition of the WWN shares to be exchanged for the Pacific shares.

     4.10 Title to Shares. The Shareholders are the beneficial and record owners,free and clear of any liens and encumbrances, of whatever kind or nature, of all of the shares of Pacific of whatever class or series, which the Shareholders have contracted to exchange.

     4.11  Contracts.

     (a) Set forth in the Pacific Schedules are copies or descriptions of all material contracts, written or oral and all agreements, franchises, licenses, or other commitments to which Pacific is a party or by which Pacific or its properties are bound.

     (b) Except as may be set forth in the Pacific Schedules, Pacific is not a party to any contract, agreement, corporate restriction, or subject to any judgment, order, writ, injunction, decree, or award, which materially and adversely effect the business, operations, properties, assets, or conditions of Pacific.

     (c) Except as set forth in the Pacific Schedules, Pacific is not a party to any material oral or written (i) contract for employment of any officer which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance, or any other retirement plan of arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended, or otherwise covered; (iii) agreement providing for the sale, assignment or transfer of any of its rights, assets or properties, whether tangible or intangible, except sales of its property in the ordinary course of business with a value of less than $2,000; or (iv) waiver of any right of any value which in the aggregate is extraordinary or material concerning the assets or properties scheduled by Pacific, except for adequate value and pursuant to contract. Pacific has not entered into any material transaction which is not listed in the Pacific Schedules or reflected in the Pacific financial statements.

     4.12 Material Contract Defaults. Pacific is not in default in any material respect under the terms of any contract, agreement, lease or other commitment which is material to the business, operations, properties or assets, or condition of Pacific, and there is no event of default or event which, with notice of lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Pacific has not taken adequate steps to prevent such default from occurring, or otherwise compromised, reached a satisfaction of, or provided for extensions of time in which to perform under any one or more contract obligations, among others.

     4.13 Conflict with Other Instruments. The consummation of the within transactions will not result in the breach of any term or provision of, or constitute a default under any indenture, mortgage, deed of trust, or other material agreement or instrument to which Pacific was or is a party, or to which any of its assets or operations are subject, and will not conflict with any provision of the Articles of Incorporation or Bylaws of Pacific.

     4.14 Governmental Authorizations. Pacific is in good standing in the State of California. Except for compliance with federal and state securities laws, no authorization, approval, consent or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Pacific of this Plan and the consummation by Pacific of the transactions contemplated hereby.

     4.15 Compliance with Laws and Regulations. Pacific has complied with all applicable statutes and regulations of any federal, state, or other applicable jurisdiction or agency thereof, except to the extent that noncompliance would not materially and adversely effect the business, operations, properties, assets, or condition of Pacific or except to the extent that noncompliance would not result in the occurrence of any material liability, not otherwise disclosed to WWN.

     4.16 Approval of Plan. The Board of Directors of Pacific have authorized the execution and delivery of this Plan by Pacific and have approved the Plan and the transactions contemplated hereby. Pacific has full power, authority, and legal right to enter into this Plan and to consummate the transactions contemplated hereby.

     4.17 Information. The information concerning Pacific set forth in this Plan, and the Pacific Schedules attached hereto, are complete and accurate in all material respects and do not contain, or will not contain, when delivered, any untrue statement or a material fact or omit to state a material fact the omission of which would be misleading to WWN in connection with this Plan.
     4.18 Pacific Schedules. Pacific has delivered to WWN the following items listed below, hereafter referred to as the "Pacific Schedules", which is hereby incorporated by reference and made a part hereof. A certification executed by a duly authorized officer of Pacific on or about the date within the Plan is executed to certify that the Pacific Schedules are true and correct.

     (a) Copy of Articles of Incorporation and Bylaws, certified by the Secretary of Pacific;

     (b) Financial Statements;

     (C) A schedule setting forth the shareholders, together with the number of shares owned beneficially or of record by each (also attached as Exhibit
A);

     (d) Resolutions of Board of Directors approving Plan;

     (e) Consent of Shareholders approving Plan;

     (f) A schedule showing the name and location of each bank or other institution with which Pacific has an account and the names of the authorized persons to draw thereon or having access thereto;

     (g) A list of key employees, including current compensation, with notation as to job description and whether or not such employee is subject to written contract, and if subject to a contract or employment agreement, a copy of the same;

     (h) A schedule setting forth all material contracts;

     (i) Description of all ongoing, pending or threatened litigation;

     (j) Officers' Certificate as required by Section 7.2 of the Plan;

     (k) Schedule of all debts, mortgages, security interests, pledges, liens, encumbrances, claims and the like;

     (l) Certificate of Good Standing.

                            Section 5

                        Special Covenants

     5.1 Pacific Information Incorporated in WWN's Reports. Pacific represents and warrants to WWN that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. Pacific agrees to indemnify and hold WWN harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

     5.2 WWN Information Incorporated in Pacific's Reports. WWN represents and warrants to Pacific that all the information furnished under this Plan shall be true and correct in all material respects and that there is no omission of any material fact required to make the information stated not misleading. The current shareholders, officers, directors of WWN jointly and severally agree to indemnify and hold Pacific harmless, including each of its Directors and Officers, and each person, if any, who controls such party, under any applicable law from and against any and all losses, claims, damages, expenses, costs or liabilities to which any of them may become subject under applicable law, or reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or relating to WWN's breach of any representation, warranty, covenant or agreement contained herein or are based on any untrue statement, alleged untrue statement, or omission of a material fact contained in such information delivered hereunder.

     5.3 Special Covenants and Representations Regarding the Exchanged WWN Stock. The consummation of this Plan and the transactions herein contemplated, including the issuance of the WWN shares in exchange for one hundred percent (100%) of the issued and outstanding shares of Pacific to the Shareholders constitutes the offer and sale of securities under the Securities Act and the applicable state statutes, which depend, inter alia, on the circumstances under which the Shareholders acquire such securities. WWN intends to rely on the exemption of the registration provision of Section 5 of the Securities Act as provided for under Section 4(2) of the Securities Act of 1933, which states "transactions not involving a public offering", among others. Each Shareholder upon submission of his Pacific shares and the receipt of the WWN shares exchanged therefor, shall execute and deliver to WWN a letter of investment intent to indicate, among other representations, that the Shareholder is exchanging the Pacific shares for WWN shares for investment purposes and not with a view to the subsequent distribution thereof. A proposed Investment Letter is attached hereto as Exhibit B and incorporated herein by reference for the general use by the Shareholders, as they may determine.

     5.4 Action Prior to Closing. Upon the execution hereof until the Closing date, and the completion of the consolidated audited financials,

     (a) Pacific and WWN will (i) perform all of its obligations under material contracts, leases, insurance policies and/or documents relating to its assets and business; (ii) use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with existing potential customers and clients; and (iii) fully comply with and perform in all material respects all duties and obligations imposed on it by all federal and state laws and all rules, regulations, and orders imposed by all federal or state governmental authorities.

     (b) Neither Pacific nor WWN will (i) make any change in its Articles of Incorporation or Bylaws except and unless as contemplated pursuant to Section 3 of this Plan; (ii) enter into or amend any contract, agreement, or other instrument of the types described in the parties' schedules, except that a party may enter into or amend any contract or other instrument in the ordinary course of business involving the sale of goods or services, provided that such contract does not involve obligations in excess of $10,000.

                            Section 6

              Conditions Precedent to Obligations of
                   Pacific and the Shareholders

     All obligations of Pacific and the Shareholders under this Plan are subject to the satisfaction, on or before the Closing date, except as otherwise provided for herein, or waived or extended in writing by the parties hereto, of the following conditions:

     6.1 Accuracy of Representations. The representations and warranties made by WWN in this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, WWN shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. Pacific shall have been furnished with a certificate, signed by a duly authorized executive officer of WWN and dated the Closing date, to the foregoing effect.

     6.2 Officers' Certificate. Pacific and the Shareholders shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of WWN, to the effect that no litigation, proceeding, investigation, claim, demand or inquiry is pending, or to the best knowledge of WWN, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of WWN, and that this Agreement has been complied with in all material respects.

     6.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of WWN, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of WWN, except as otherwise disclosed to Pacific.

     6.4 Opinion of Counsel of WWN. WWN shall furnish to Pacific and the Shareholders the opinion of Daniel W. Jackson, Esq. dated as of the Closing date and in form and substance satisfactory to Pacific and the Shareholders to the effect that:

     (a) WWN is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and is duly qualified in each other foreign jurisdiction where the nature of its business requires such qualification and with all requisite corporate power to perform its obligations under this Plan.

     (b) The business of WWN, as presently conducted, including, upon the consummation hereof, the ownership of all of the issued and outstanding shares of Pacific, does not require to register it to do business as a foreign corporation in any jurisdiction other than under the jurisdiction of its Articles of Incorporation or Bylaws and WWN has complied in all material respects with all the laws, regulations, licensing requirements and orders applicable to its business activities and has filed with the proper authorities, including the Department of Commerce, Division of Corporations, and Secretary of State for the State of Nevada, all statements and reports required to be filed.

     (c)  The authorized and outstanding capital stock of WWN as set forth in
Section 3.2 above, and all issued and outstanding shares, including the 7,000,000 shares issued hereto, have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable federal and state securities laws.

     (d) There are no material claims, suits or other legal proceedings pending or threatened against WWN of any court or before or by any governmental body which might materially effect the business of WWN or the financial condition of WWN as a whole and no such claims, suits or legal proceedings are contemplated by governmental authorities against WWN.

     (e) The consummation of the transactions contemplated by this Plan will not violate or contravene the provisions of the Certificate of Incorporation or Bylaws of WWN, or any contract, agreement, indenture, mortgage, or order by which WWN is bound.

     (f) This Plan has been duly executed by an authorized officer of WWN and constitutes a legal, valid and binding obligation of WWN enforceable in accordance with its terms, subject to the effect of any bankruptcy, insolvency, reorganization, moratorium, or similar law effecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or law).

     (g) The execution and delivery of this Plan and the consummation of the transactions contemplated hereby have been ratified by a majority of the Shareholders of WWN and have been duly authorized by its Board of Directors.

     (h) WWN has not, nor will it undertake any action, the result of which would endanger the tax-free nature of the Plan.

     6.5 Good Standing. Pacific shall have received a Certificate of Good Standing from the State of Nevada, dated within thirty (30) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that WWN is in good standing as a corporation in the State of Nevada.

     6.6 Other Items. Pacific and the Shareholders shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as Pacific and the Shareholders may reasonably request.

                            Section 7

            Conditions Precedent to Obligations of WWN

     All obligations of WWN under this Plan are subject, at its option, to the fulfillment, before the Closing, of each of the following conditions:

     7.1 Accuracy of Representations. The representations and warranties made by Pacific and the Shareholders under this Plan were true when made and shall be true as of the Closing date (except for changes therein permitted by this Plan) with the same force and effect as if such representations and warranties were made at and as of the Closing date; and, WWN shall have performed and complied with all aspects of this Agreement, unless waived or extended in writing by the parties hereto. WWN shall have been furnished with a certificate, signed by a duly authorized executive officer of Pacific and dated the Closing date, to the foregoing effect.

     7.2 Officers' Certificate. WWN shall have been furnished with a certificate dated the Closing date and signed by a duly authorized executive officer of Pacific, to the effect that no litigation, proceeding, investigation, claim, deed, or inquiry is pending, or to the best knowledge of Pacific, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Plan, or which might result in any material adverse change in the assets, properties, business, or operations of Pacific, and that this Agreement has been complied with in all material respects.

     7.3 No Material Adverse Change. Prior to the Closing date, there shall have not occurred any material adverse change in the financial condition, business or operations of WWN, nor shall any event have occurred which, with lapse of time or the giving of notice or both, may cause or create any material adverse change in the financial condition, business or operations of Pacific, except as otherwise disclosed to WWN.

     7.4 Good Standing. WWN shall have received a Certificate of Good Standing from the State of California, dated within sixty (60) days prior to Closing, but in no event later than ten days subsequent to the execution hereof certifying that Pacific is in good standing as a corporation in the State of California.

     7.5 Dissenters' Rights Waived. Shareholders representing one hundred percent (100%) of the issued and outstanding shares of Pacific, and each of them, have agreed and hereby waive any dissenters' rights, if any, under the laws of the State of California in regards to any objection to this Plan as outlined herein and otherwise consent to and agree and authorize the execution and consummation of the within Plan in accordance to the terms and conditions of this Plan by the management of Pacific.

     7.6 Other Items. WWN shall have received such further documents, certifications or instruments relating to the transactions contemplated hereby as WWN may reasonably request.

     7.7 Execution of Investment Letter. The Shareholders shall have executed and delivered copies of Exhibit B to WWN.


                            Section 8

                           Termination

     8.1 Termination by Pacific or the Shareholders. This Plan may be terminated at any time prior to the Closing date by action of Pacific or the Shareholders, if WWN shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations and warranties contained herein shall be inaccurate in any material respect.

     8.2 Termination by WWN. This Plan may be terminated at any time prior to the Closing date by action of WWN if Pacific shall fail to comply in any material respect with any of the covenants or agreements contained in this Plan, or if any of its representations or warranties contained herein shall be inaccurate in any material respect.

     8.3  Termination by Mutual Consent

     (a) This Plan may be terminated at any time prior to the Closing date by mutual consent of WWN, expressed by action of its Board of Directors, Pacific or the Shareholders.

     (b) If this Plan is terminated pursuant to Section 8, this Plan shall be of no further force and effect and no obligation, right or liability shall arise hereunder. Each party shall bare its own costs in connection herewith.

                            Section 9
                   Shareholders' Representative

     The Shareholders hereby irrevocably designate and appoint Jack Tortorice, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver and receive on their behalf all notices, requests and other communications hereunder; to fix and alter on their behalf the date, time and place of the Closing; to waive, amend or modify any provisions of this Plan and to take such other action on their behalf in connection with this Plan, the Closing and the transactions contemplated hereby as such agent deems appropriate; provided, however, that no such waiver, amendment or modification may be made if it would decrease the number of shares to be issued to the Shareholders under Section 1 hereof or increase the extent of their obligation to WWN hereunder, unless agreed in writing by the Shareholders.

                            Section 10
                        General Provisions

     10.1 Further Assurances. At any time, and from time to time, after the Closing date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of the Plan.

     10.2 Payments of Costs and Fees. WWN and Pacific shall each bear their own costs and expenses, including any legal and accounting fees in connection with the negotiation, execution and consummation of the Plan.

     10.3 Press Release and Shareholders' Communications. On the date of Closing, or as soon thereafter as practicable, Pacific and the Shareholders shall cause to have promptly prepared and disseminated a Pacific release concerning the execution and consummation of the Plan, such press release and communication to be released promptly and within the time required by the laws, rules and regulations as promulgated by the United States Securities and Exchange Commission, and concomitant therewith to cause to be prepared a full and complete letter to WWN's shareholders which shall contain information required by Regulation 240.14f-1 as promulgated under Section 14(f) as mandated under the Securities and Exchange Act of 1934, as amended. All press releases regarding WWN following the Closing shall be approved in advance by the Board of Directors.

     10.4 Notices. All notices and other communications required or permitted hereunder shall be sufficiently given if personally delivered, sent by registered mail, or certified mail, return receipt requested, postage prepaid, or by facsimile transmission addressed to the following parties hereto or at such other addresses as follows:

     If to WWN:         Worldwide Wireless Networks, Inc.
                        525 South 300 East
                        Salt Lake City, Utah 84111

     With a copy to:    Daniel W. Jackson
                        525 South 300 East
                        Salt Lake City, Utah 84111

     If to Pacific:     Pacific Link Internet, Inc.
                        770 The City Drive South, # 3400
                        Orange, California 92868

     With a copy to:    Jack Tortorice
                        770 The City Drive South, # 3400
                        Orange, California 92868

or at such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, sent by facsimile transmission, or telegraphed.

     10.5 Entire Agreement. This Plan represents the entire agreement between the parties relating to the subject matter hereof, including any previous letters of intent, understandings, or agreements between WWN, Pacific and the Shareholders with respect to the subject matter hereof, all of which are hereby merged into this Plan, which alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. Excepting the foregoing agreement, there are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

     10.6 Governing Law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent preempted by federal law, in which event (and to that extent only) federal law shall govern.

     10.7 Tax Treatment. The transaction contemplated by this Plan is intended to qualify as a "tax-free" reorganization under the provisions of
Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.
Pacific and WWN acknowledge, however, that each are being represented by their own tax advisors in connection with this transaction, and neither has made any representations or warranties to the other with respect to treatment of such transaction or any part or effect thereof under applicable tax laws, regulations or interpretations; and no attorney's opinion or tax revenue ruling has been obtained with respect to the tax consequences of the transactions contemplated by the within Plan.

     10.8 Attorney Fees. In the event that any party prevails in any action or suit to enforce this Plan, or secure relief from any default hereunder or breach hereof, the nonprevailing party or parties shall reimburse the prevailing party or parties for all costs, including reasonable attorney fees, incurred in connection therewith.

     10.9 Amendment of Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently or separately, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, therefore, or thereafter occurring or existing. Any time prior to the expiration of thirty
(30) days from the date hereof, this Plan may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Plan may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

     10.10 Counterparts. This Plan may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which together shall constitute one and the same instruments.

     10.11 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not effect in any way the meaning or interpretation of the Plan.

     10.12 Parties in Interest. Except as may be otherwise expressly provided herein, all terms and provisions of this Plan shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, beneficiaries, personal and legal representatives, and assigns.

     IN WITNESS WHEREOF, the parties have executed this Plan and Agreement of Reorganization effective the day and year first set forth above.

WORLDWIDE WIRELESS NETWORKS, INC.

Attest:


/s/ April Marino                 By: /s/ Anita Patterson
----------------                     -------------------
                                     Its President


PACIFIC LINK INTERNET, INC.

Attest:


/s/ Dennis Shen                  By: /s/ Jack Tortorice
---------------                      ------------------
                                     Its President


SHAREHOLDERS:

Attest:

/s/ Dennis Shen                  By: /s/ Jack Tortorice
---------------                      ------------------
                                     Jack Tortorice

Attest:

/s/ Jack Tortorice               By: /s/ Dennis Shen
------------------                   ---------------


Attest:

/s/ Dennis Shen                  By: /s/ Susan Shen
---------------                      --------------
                                     Susan Shen

Attest:

/s/ Dennis Shen                  By: /s/ Sean LeMons
---------------                      ---------------
                                     Susan LeMons

Attest:

/s/ Dennis Shen                  By: /s/ Ming Chau Yeung
---------------                      -------------------
                                     Ming Chau Yeung

Attest:

/s/ Dennis Shen                  By: /s/ Zhi Gang Zhang
---------------                      ------------------
                                     Zhi Gang Zhang